Exhibit 10.5

EXECUTION VERSION

FIRST AMENDMENT TO TERM NOTE B-2

THIS FIRST AMENDMENT TO TERM NOTE B-2 (this “Amendment”) dated as of May 27, 2016 is by and between Cherokee Inc., a Delaware corporation (the “Borrower”), and JPMorgan Chase Bank, N.A. (the “Bank”).

In consideration of the mutual agreements herein contained and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

W I T N E S S E T H:

WHEREAS, the Borrower has heretofore issued in favor of Bank that certain Term Note B-2 dated as of October 13, 2015 (the “Term Note B-2”) in connection with “Facility B-2” under the Credit Agreement entered into between the Borrower and the Bank as of September 4, 2012 and as amended as of January 31, 2013, as of January 10, 2014 and as of October 13, 2015;

WHEREAS, the Borrower and the Bank have agreed to amend the maturity date of Facility B-2; and

WHEREAS, the parties desire to amend the Term Note B-2 to put such change into effect.

NOW, THEREFORE, in consideration of the agreements contained herein, the parties hereto agree as follows:

ARTICLE I DEFINITIONS
SECTION 1.1 Defined Terms. Capitalized terms used, but not defined herein shall have the meanings assigned to them in the Term Note B-2, as amended by this Amendment.
ARTICLE II AMENDMENTS
SECTION 2.1 . The Term Note B-2 is hereby amended by replacing the date “March 1, 2017” with “October 13, 2020” in each of the Section titled “Promise to Pay” and in the heading of the Term Note B-2.
SECTION 2.2 The Term Note B-2 is hereby amended by amending in its entirety the Section titled “Principal payments” to read as follows:

Principal payments.  The Borrower shall repay the principal amounts of this Note on a quarterly basis, commencing on November 30, 2015 and continuing on the last day of each February, May, August and November thereafter through August 31, 2020 in equal principal installments of $300,000, and the remaining outstanding principal amount shall be repaid on October 13, 2020.

The Borrower shall pay the Bank amounts sufficient (in the Bank's reasonable opinion) to compensate the Bank for any loss, cost, or expense incurred as a result of any payment of a LIBOR Rate Advance on a date other than the last day of the Interest Period for the Advance, including, without limitation, acceleration of the Advances by the Bank pursuant to this Note or the other Related Documents.

The Borrower shall make all payments on this Note and the other Related Documents, without setoff, deduction, or counterclaim, to the Bank at the Bank's address above or at such other place as the Bank may designate in writing. If any payment of principal or interest on this Note shall become due on a day that is not a Business Day, the payment will be made on the next succeeding Business Day. In addition, the Borrower will make those additional payments required by the Credit Agreement. Payments shall be allocated among principal, interest and fees at the discretion of the Bank unless otherwise agreed or required by applicable law. Acceptance by the Bank of any payment that is less than the payment due at that time shall not constitute a waiver of the Bank's right to receive payment in full at that time or any other time.

ARTICLE III

CONDITIONS

This Amendment shall become effective upon the first date on which each of the following conditions has been satisfied:

SECTION 3.1 The Bank shall have received this Amendment executed and delivered by the authorized officers of the Borrower.

SECTION 3.2  The Bank shall have received a certificate dated as of the date of this Amendment from an authorized officer of the Borrower in form and substance satisfactory to the Bank certifying as to the matters set forth in paragraphs (A) and (B) of Section 3.2 of the Credit Agreement.

SECTION 3.3  The Bank shall have received a certificate of the Borrower in form and substance satisfactory to the Bank certifying as to (i) the Organizational Documents of the Borrower, (ii) the due organization, valid existence and good standing of the Borrower; (iii) resolutions of the board of directors of the Borrower authorizing the execution, delivery and performance of this Amendment by the Borrower and (iv) evidence that the Person signing this Amendment on behalf of the Borrower is duly authorized to do so.

SECTION 3.4 The Bank shall have received an acknowledgement of, and consent to, this Amendment from each guarantor in form and substance satisfactory to the Bank.

ARTICLE IV MISCELLANEOUS PROVISIONS

SECTION 4.1 Ratification of and References to the Promissory Note.  This Amendment shall be deemed to be an amendment to the Term Note B-2, and the Term Note B-2, as amended hereby, shall continue in full force and effect and is hereby ratified, reaffirmed, approved and confirmed in each and every respect.  All references to the Term Note B-2 in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Term Note B-2 as amended hereby.

SECTION 4.2 Severability.  Any provision of this Amendment which is prohibited or unenforceable in any jurisdiction shall, as to such provision and such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions of this Amendment or affecting the validity or enforceability of such provision in any other jurisdiction.

SECTION 4.3 Headings. The various headings of this Amendment are inserted for convenience only and shall not affect the meaning or interpretation of this Amendment or any provisions hereof.

SECTION 4.4 Execution in Counterparts.  This Amendment may be executed by the parties hereto in several counterparts, each of which shall be an original and all of which shall constitute together but one and the same agreement.

SECTION 4.5 Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA.
SECTION 4.6 Successors and Assigns. This Amendment shall be binding upon and inure to the benefit of the Borrower and the Bank and their respective successors and assigns.

[Signature page follows]

IN WITNESS WHEREOF, the parties hereto have executed this Amendment on the date first above written.

BORROWER

Cherokee Inc.

By: /s/ Howard Siegel
Name: Howard Siegel
Title: COO

By: /s/ Jason Boling
Name: Jason Boling
Title: CFO

BANK

JPMorgan Chase Bank, N.A.

By: /s/ Pedro A. Isusquiza
Name: Pedro A. Isusquiza
Title: Authorized Officer

S-1

Signature page to First

Amendment to Term Note B-2